UNITIL POWER CORP.

                                 BALANCE SHEETS


                                                            March 31,
ASSETS:                                                       1997
                                                    ------------------------
Utility Plant                                                              0
Less: Accumulated Depreciation                                             0
                                                    ------------------------
Net Utility Plant                                                          0

Current Assets:
  Cash                                                                     0
  Accounts Receivable                                              6,877,427
  Prepayments                                                        203,049
  Accrued Revenue                                                  3,598,861
                                                    ------------------------
    Total Current Assets                                          10,679,337

  Other Deferred Debits                                              379,686
                                                    ------------------------
    TOTAL                                                        $11,059,023
                                                    ========================




                               UNITIL POWER CORP.

                                 BALANCE SHEETS


                                                             March 31,
LIABILITIES:                                                   1997
                                                    --------------------------
Capitalization:
  Common Stock Equity                                                  373,329
                                                    --------------------------
      Total Capitalization                                             373,329

Current Liabilities:
  Notes Payable                                                        455,085
  Accounts Payable                                                   8,937,522
  Due to Affiliates                                                    235,611
  Customer Deposits                                                     38,100
  Taxes Accrued                                                          3,196
  Interest Accrued                                                       1,305
  Other Current Liabilities                                          1,014,875
                                                    --------------------------
      Total Current Liabilities                                     10,685,694
                                                    --------------------------
      TOTAL                                                        $11,059,023
                                                    ==========================




                               UNITIL POWER CORP.

                             STATEMENTS OF EARNINGS

                                                           Quarter Ended
                                                          March 31, 1997
                                                    --------------------------
Operating Revenues                                                  19,742,212
                                                    --------------------------
Operating Expenses:
  Operating Expenses                                                19,687,852
  Provisions for Taxes:
    Federal and State Income                                             6,797
                                                     -------------------------
      Total Operating Expenses                                      19,694,649
                                                     -------------------------
Operating Income                                                        47,563
                                                     -------------------------
Non-operating Income (expense)                                           1,686
                                                     -------------------------
Gross Income                                                            49,249
                                                     -------------------------
Income Deductions:
  Interest Expense                                                      38,551
                                                     -------------------------
    Net Income Deductions                                               38,551
                                                     -------------------------
Net Income                                                             $10,698
                                                     =========================